Exhibit 99.2

BMO Capital Markets Corp.
151 West 42nd Street
New York, NY 10036

May 23, 2024

Keypath Education International, Inc.
1501 East Woodfield Road, Suite 204N
Schaumburg, IL 60173

Attn.: The Special Committee of the Board of Directors

Dear Members of the Special Committee of the Board of Directors:

We understand that Keypath Education International, Inc. (the “Company”), Karpos Intermediate, LLC (“Parent”) and Karpos Merger Sub, Inc. (“Merger Sub”), propose to enter into the Agreement (as defined below) pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”), and each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than any Rollover Shares, any Cancelled Shares and any Dissenting Shares (as such terms are defined in the Agreement)) shall be automatically converted into the right to receive AU$0.87 in cash, without interest (the “Transaction Consideration”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

The Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of the Company has requested that BMO Capital Markets Corp. (“we” or “BMOCM”) render an opinion, as investment bankers, to the Special Committee as to the fairness, from a financial point of view, of the Transaction Consideration to be received by the holders of the Company Common Stock (other than the Affiliated Stockholders, Parent, Merger Sub, Rollover Stockholders, any current directors of the Company or Company Section 16 Officers, or any of their respective Affiliates, “associates” or members of their “immediate family” (as such terms are defined in Rules 12b-2 and 16a-1 of the Exchange Act) (the “Unaffiliated Stockholders”) as of the date hereof in the Merger pursuant to the Agreement (this “Opinion”).

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed a draft dated May 23, 2024 of the Agreement and Plan of Merger to be entered into by and among the Company, Parent and Merger Sub (the “Agreement”);

2. reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3. reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company for the fiscal years ending 2024 through 2028, in each case as provided by the management of the Company and for which the Special Committee has approved for our use for purposes of our analyses and this Opinion (the “Projections”);

4. participated in discussions with members of senior management of the Company and the Special Committee, including certain of their representatives and advisors, concerning their views of the Company’s businesses, operations, financial condition and prospects, the Merger and related matters;

5. reviewed certain financial and stock market information for the Company, including, among other things, the trading price history of the Company Common Stock, and for other selected publicly traded companies that we deemed to be relevant;

6. performed a discounted cash flow analysis for the Company based on the Projections;

7. received a written confirmation addressed to us from senior management of the Company regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company; and

8. performed such other studies and analyses, and conducted such discussions as we deemed appropriate.

We have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by or on behalf of the Company, Parent or their respective representatives or advisors, or obtained by us from other sources. We have not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company, nor have we been furnished with any such valuation or appraisal. Furthermore, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the properties or facilities of the Company, Parent or Merger Sub. We have not evaluated the solvency or fair value of the Company, Parent or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters.

We also have assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no delays, limitations, restrictions, terms, conditions or other actions will be imposed that would have an adverse effect on the Company, Parent, Merger Sub, or the Merger or that otherwise would be meaningful to our analyses or this Opinion. We have also assumed that the Merger and the other Transactions will be consummated in accordance with the terms of the Agreement and in compliance with all applicable laws, relevant documents and other requirements, that the representations and warranties of each party contained in the Agreement will be true and correct in all material respects, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied, in each case without waiver, modification or amendment thereof. In addition, our analyses and this Opinion do not consider any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings involving or affecting the Company, Parent, Merger Sub or any other entity. We have assumed that the final Agreement will not differ in any material respect from the draft version of the Agreement we reviewed.

With respect to the financial projections and other estimates and data that the Special Committee has approved for our use for purposes of our analyses and this Opinion, we have been advised by Company management, and we have assumed with the Special Committee’s consent, without independent investigation, that such financial projections and other estimates and data have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Company management as to the expected future competitive, operating and regulatory environments and related financial performance and other matters of the Company covered thereby. We express no opinion with respect to any financial projections and other estimates and data, or the assumptions on which they are based. With respect to certain financial projections and other estimates and data utilized in our analyses and this Opinion that were prepared or are available in, or reflect any conversion, from foreign currencies, we have assumed, with the Special Committee’s consent, that any exchange rates utilized therein, or that we utilized for purposes of our analyses and Opinion, are reasonable to use for purposes of our analyses and this Opinion and that any currency or exchange rate fluctuations or the impact thereof will not be meaningful in any respect to our analyses or this Opinion. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be meaningful in any respect to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

This Opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they exist and can be evaluated, and the information made available to us, as of the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, including potential changes in trade, tax or other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected, and the potential effects such changes may have on the Merger or the participants in the Merger or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects.

This Opinion does not constitute a recommendation as to any action the Special Committee, the Board or any other party should take in connection with the Merger or the other Transactions contemplated by the Agreement or any aspect thereof and is not a recommendation to any director of the Company, any security holder or any other party on how to act or vote with respect to the Merger or related transactions and proposals or any other matter. This Opinion relates solely to the fairness of the Transaction Consideration, from a financial point of view, to the Unaffiliated Stockholders as of the date hereof, without regard to individual circumstances of the Unaffiliated Stockholders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of the Company held by such holders, and this Opinion does not in any way address proportionate allocation or relative fairness or otherwise address the consideration payable to holders of Company Common Stock other than the Unaffiliated Stockholders. We express no opinion herein as to the relative merits of the Merger or any other transactions or business strategies discussed by the Special Committee or the Board as alternatives to the Merger or the decision of the Special Committee or the Board to proceed with the Merger, nor do we express any opinion on the structure, terms or effect of any other aspect of the Merger or the other Transactions contemplated by the Agreement or any support agreements or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, advisors, or employees, or any class of such persons, or any consideration payable to or to be received by any holder of any other securities of the Company, or any class of such persons, in each case in connection with the Merger. We are not experts in, and this Opinion does not address, any of the legal, tax or accounting aspects of any portion or aspect of the Merger. With the Special Committee’s consent, we have relied upon the fact that the Company has received all necessary legal, tax, and accounting advice and upon the assessments of other representatives of the Company as to such matters.

BMOCM has acted as financial advisor to the Special Committee with respect to the Merger and will receive a fee upon delivery of this Opinion, which is not contingent upon consummation of the Merger or the conclusion reached herein. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties against certain potential liabilities arising out of our engagement. BMOCM, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, BMO Capital Markets and our affiliates from time to time for their own account and for the accounts of its customers and BMO Capital Markets and certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may effect transactions in, acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including derivative securities, loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger, and certain of our affiliates hold interests (representing less than one percent) in investment funds that are not involved in the Transactions which are advised or managed by one or more affiliates of Parent.

As the Special Committee is aware, in the approximate two-year period preceding the date of this Opinion, BMOCM has not had any material relationships, nor are any material relationships mutually understood to be contemplated, in which any compensation was received or is intended to be received by BMOCM as a result of any such relationship with the Company (other than this engagement) in connection with the provision of any financial advisory, investment banking, corporate finance and other services by BMOCM to the Company. As the Special Committee is also aware, BMO Capital Markets and/or certain of our affiliates have provided and currently are providing certain commercial banking, deposit and global markets trading services to affiliates of Parent, for which we and our affiliates have received and would expect to receive compensation, including, during the approximate two-year period preceding the date of this Opinion, and in the future may provide certain financial advisory, investment banking, corporate finance and other services to Parent and/or certain of its affiliates, for which services we and/or our affiliates may receive compensation.

This Opinion has been approved by a fairness opinion committee of BMOCM. This Opinion has been prepared at the request and for the benefit and use of the Special Committee (solely in its capacity as such) in evaluating the fairness of the Transaction Consideration, from a financial point of view, to the Unaffiliated Stockholders as of the date hereof and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on BMOCM’s part to any party. This Opinion may not be quoted, disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to or used for any other purpose without our prior written consent except that this Opinion may be reproduced in full and summarized in any disclosure document sent by the Company to the holders of Company Common Stock or filed with the Securities and Exchange Commission or the Australian Securities and Investment Commission or ASX with respect to the Merger, provided that any summary of this Opinion is in a form reasonably acceptable to BMOCM and its counsel.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion, as investment bankers and as of the date hereof, the Transaction Consideration to be received by the Unaffiliated Stockholders in the Merger pursuant to the Agreement is fair, from a financial point of view, to such Unaffiliated Stockholders.

Very truly yours,

/s/ BMO Capital Markets Corp.

BMO Capital Markets Corp.

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